Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Broad Based Equity Incentive Plan of ISIS Pharmaceuticals, Inc. of our report dated February 2, 2001, with respect to the financial statements of ISIS Pharmaceuticals, Inc., included in its Annual Report (form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                          /s/ ERNST & YOUNG, LLP

San Diego, California
April 16, 2001